                                                                                                                          EXHIBIT 12

                                                   THE BEAR STEARNS COMPANIES INC.
                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                  (IN THOUSANDS, EXCEPT FOR RATIO)

                         Fiscal Year         Fiscal Year         Fiscal Year         Five-Months       Fiscal Year     Fiscal Year
                            Ended               Ended               Ended               Ended             Ended           Ended
                      November 30, 2002   November 30, 2001   November 30, 2000   November 26, 1999   June 30, 1999   June 30, 1998
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------
Earnings before
  taxes on income     $       1,310,963   $         934,444   $       1,171,523   $         453,592   $   1,064,108   $   1,063,492
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------

Add: Fixed Charges
  Interest                    1,762,580           3,793,998           4,772,286           1,524,046       3,344,190       3,622,629
  Interest factor
    in rents                     37,735              33,500              32,200              12,783          31,363          30,130
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------

  Total fixed
    charges                   1,800,315           3,827,498           4,804,486           1,536,829       3,375,553       3,652,759
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------

Earnings before
  fixed charges
  and taxes
  on income           $       3,111,278   $       4,761,942   $       5,976,009   $       1,990,421   $   4,439,661   $   4,716,251
                      =================   =================   =================   =================   =============   =============

Ratio of earnings
  to fixed charges                  1.7                 1.2                 1.2                 1.3             1.3             1.3
                      =================   =================   =================   =================   =============   =============

                                                                                                                          EXHIBIT 12

                                                   THE BEAR STEARNS COMPANIES INC.
                         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                  (IN THOUSANDS, EXCEPT FOR RATIO)

                         Fiscal Year         Fiscal Year         Fiscal Year         Five-Months       Fiscal Year     Fiscal Year
                            Ended               Ended               Ended               Ended             Ended           Ended
                      November 30, 2002   November 30, 2001   November 30, 2000   November 26, 1999   June 30, 1999   June 30, 1998
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------
Earnings before
  taxes on income     $       1,310,963   $         934,444   $       1,171,523   $         453,592   $   1,064,108   $   1,063,492
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------

Add: Fixed Charges
  Interest                    1,762,580           3,793,998           4,772,286           1,524,046       3,344,190       3,622,629
  Interest factor
    in rents                     37,735              33,500              32,200              12,783          31,363          30,130
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------

  Total fixed
    charges                   1,800,315           3,827,498           4,804,486           1,536,829       3,375,553       3,652,759
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------

Earnings before
  fixed charges
  and taxes
  on income           $       3,111,278   $       4,761,942   $       5,976,009   $       1,990,421   $   4,439,661   $   4,716,251
                      =================   =================   =================   =================   =============   =============

Preferred stock
  dividends           $          35,606   $          39,113   $          39,113   $          16,297   $      39,430   $      31,012

Ratio of income
  before provision
  for income taxes
  to net income *                   149%                151%                152%                159%            158%            161%
                      -----------------   -----------------   -----------------   -----------------   -------------   -------------
Preferred dividend
  factor on pretax
  basis                          53,142              59,074              59,264              25,863          62,340          49,939

Total fixed
  charges and
  preferred
  dividends           $       1,853,457   $       3,886,572   $       4,863,750   $       1,562,692   $   3,437,893   $   3,702,698
                      =================   =================   =================   =================   =============   =============

Ratio of earnings
  to fixed charges
  and preferred
  stock dividends                   1.7                 1.2                 1.2                 1.3             1.3             1.3
                      =================   =================   =================   =================   =============   =============

*    Represents income before provision for income taxes divided by net income, which adjusts dividends on preferred stock to a pre-tax basis.
